As filed with the Securities and Exchange Commission on January 24, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-0064269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

14001 Marshall Drive
Lenexa, Kansas 66215
(913) 814-7774

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross
Chief Executive Officer
DIGITAL ALLY, Inc.
14001 Marshall Drive
Lenexa, Kansas 66215
(913) 814-7774
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch Aaron M. Schleicher Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)660-3060	Peter Jaslow Gerald Guarcini Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 (215) 665-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PROSPECTUS DATED JANUARY 24, 2023

DIGITAL ALLY, INC.

Up to              Shares of Common Stock

Up to              Pre-Funded Warrants

Up to              Warrants

We are offering on a reasonable best-efforts basis: (i)           shares of common stock of Digital Ally, Inc. (the “Common Stock”) and (ii)           warrants (“Warrants”) to purchase shares of Common Stock at an exercise price of $           per share. The Warrants are immediately exercisable and will expire five years from the original issuance date. We are offering the Common Stock and Warrants at an assumed combined purchase price of $          , which is equal to the closing price of our Common Stock on the Nasdaq Capital Market on January   , 2023. The actual public offering price will be determined between us, A.G.P./Alliance Global Partners (whom we refer to herein as “placement agent”) and the investors in the offering, and may be at a discount to the current market price of our Common Stock. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price.

We are offering to certain purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any purchaser so chooses, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. The purchase price of each Pre-Funded Warrant and accompanying Warrant is $       (which is equal to the combined public offering price per share of Common Stock and accompanying Warrant to be sold in this offering, minus $0.001, the exercise price of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Warrants sold in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold.

Our shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and Warrants can only be purchased together in this offering, but will be issued separately. Shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants are also being offered by this prospectus. These securities are being sold in this offering to certain purchasers under a securities purchase agreement between us and the purchasers.

Our shares of Common Stock are listed on the Nasdaq Capital Market under the symbol “DGLY.” On January 23, 2023, the last reported sale price of our shares of Common Stock on the Nasdaq Capital Market was $0.29 per share.

As stated above, the public offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price. The assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect markets to develop. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited. In addition, we do not intend to list the Warrants or Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.

We have retained the placement agent to act as our sole placement agent in connection with the securities offered by this prospectus. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus. We may not sell all of the securities in this offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$	$	$
Placement Agent Fees(1)	$	$	$
Proceeds, before fees and expenses, to us(2)	$	$	$

(1) Represents a cash fee equal to      % of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for its accountable offering-related legal expenses in an amount up to $    and pay the placement agent a non-accountable expense allowance of $    . See “Plan of Distribution” beginning on page 43 of this prospectus for a description of the compensation to be received by the placement agent.

(2) Does not include proceeds from the exercise of the Warrants and Pre-Funded Warrants in cash, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about                      , 2023.

Sole Placement Agent

A.G.P.

The date of this prospectus is             , 2023

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any related free writing prospectus that we may authorize to be provided to you and the other information to which we refer you. We have not authorized anyone to provide you with different or additional information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any related free writing prospectus that we may authorize to be provided to you. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Digital Ally,” “Company,” “we,” “us” and “our” or similar references to refer to Digital Ally, Inc., a Nevada corporation, together with its consolidated subsidiaries.

INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”

Our Company

The Company has recently expanded beyond its legacy business digital video recording system for use in the law enforcement and security markets to two new reportable operating segments. Currently, the Company’s reportable operating segments are: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, Ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

Video Solutions Operating Segment

Within the Video Solutions reportable operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu II, and the FirstVu HD; our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; FleetVu, EVO Web, and VuVault are our cloud-based evidence management systems.

Revenue Cycle Management Operating Segment

We entered the revenue cycle management operating segment late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021 upon the completion of its acquisition of another private medical billing company, in which we will assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we aim to maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

Ticketing Operating Segment

We entered into the ticketing operating segment through the formation of our wholly owned subsidiary, TicketSmarter, Inc. (“TicketSmarter”) and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country.

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Corporate Information

We were incorporated in Nevada on December 13, 2000. We conduct our business from 14001 Marshall Drive, Lenexa, Kansas 66215. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus or the registration of which it forms a part and is intended for informational purposes only. You should not consider such website information to be a part of this prospectus and such registration statement.

Recent Developments

Spin-off

On December 8, 2022, the Company announced that its Board of Directors has unanimously approved a plan to pursue a separation into two independent, publicly-traded companies to optimize investment and capital allocation, accelerate growth, and unlock shareholder value (the “Spin-off”). Upon completion of the Spin-off, the Company’s stockholders will own equity in two focused and streamlined businesses.

Digital Ally, Inc. will continue to be a provider of video solution technology for law enforcement agencies, commercial fleets, and situational event security solutions. Digital Ally will also continue to provide working capital and back-office services to a variety of healthcare organizations throughout the country through its revenue cycle management subsidiary.

For the year ending December 31, 2022, these standalone businesses are expected to generate approximately $15-$17 million in annual revenues. We believe that Digital Ally, as a stand-alone entity, will be well-positioned to accelerate organic growth in its large and attractive end markets, benefit from favorable secular trends, and begin to apply discipline and focus throughout the company to enhance profitability and continue to drive growth, new product development and expansion.

As an independent company, we believe that Digital Ally, Inc. will have greater strategic focus and operational flexibility, while building on its recent momentum and emphasizing the improvement of its profit margins and profitability. Additionally, the Company expects to benefit from dedicated resources and management, with an attention to brand building, innovation, and extended opportunities domestically as well as internationally. As Digital Ally has continued to build its portfolio of subscriptions and customers that are already in place, we believe that we can continue to maintain stable sales through our deferred revenue model; however, there will be an equal expectation for growth and expansion across several high-growth adjacent markets.

Upon completion of the Spin-off, Digital Ally, Inc. will be led by Brody J. Green, who will serve as Chief Executive Officer. The Company intends to continue to be listed on the NASDAQ under its current ticker symbol, “DGLY”.

Kustom Entertainment, Inc. will be a multi-disciplinary entertainment company, anchored by a premier ticketing technology business, which we believe is poised to achieve substantial scaling opportunities, through its TicketSmarter, Inc. subsidiary, which offers unique primary and secondary ticketing products to the market. Additionally, Kustom Entertainment’s offerings will include a distinctive event marketing and production company, with numerous customization options for events, festivals, and concerts, through its Kustom 440, Inc., subsidiary.

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For the year ending December 31, 2022, these standalone businesses are expected to achieve approximately $20-22 million in annual revenues. We believe that this business can achieve above-average growth by exploiting its relationships in the sporting and entertainment industries that are intended to support its primary ticketing-related opportunities, along with the expectation of the full deployment of the Kustom 440 brand and its line of service offerings. Kustom Entertainment, Inc. will be able to differentiate itself through its ability to provide event services of all sizes, ranging from corporate events to multi-day festivals. Furthermore, the ability to offer venue, ticketing, marketing, and production capabilities will make this company a unique and attractive option for many partners and investors.

With the planned separation, TicketSmarter is expected to enhance its leadership position in the national secondary ticketing marketplace, while also building a stronger position in the primary ticketing market. Furthermore, as Kustom 440 was formed in mid-2022, the event marketing and production business will be fully able to execute and produce the planned events throughout 2023, as production and investments have already begun.

Kustom Entertainment, Inc. will be led by Stanton E. Ross, who will serve as the President and Chief Executive Officer. Kustom Entertainment’s shares are expected to be listed on a national exchange under a ticker symbol to be determined and announced at a later date.

Preliminary Financial Results

We have not yet completed our closing procedures for the year ended December 31, 2022. Presented below are certain estimated preliminary financial results for the year ended December 31, 2022. These amounts are based on the information available to us at this time. We have provided estimated ranges, rather than specific amounts, because these results are preliminary and subject to change. As such, our actual results may differ from the estimated preliminary results presented in this prospectus and will not be finalized until after we complete our normal year-end accounting procedures, which will occur after the consummation of this offering. Our preliminary results set forth below reflect our management’s best estimate of the impact of events during the year.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Accordingly, you should not place undue reliance on these preliminary financial results. These estimated preliminary results should be read in conjunction with the “Risk Factors” section and our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

The preliminary financial results included in this prospectus have been prepared by, and are the responsibility of, our management. RBSM LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial results and key operating metrics. Accordingly, RBSM LLP does not express an opinion or any other form of assurance with respect thereto.

The following are our estimated preliminary financial results for the year ended December 31, 2022:

●	We expect preliminary unaudited revenue for the year ended December 31, 2022 to be in the range of $ million to $ million, as compared to approximately $21.4 million for the same period in 2021.
●	We expect preliminary unaudited net income for the year ended December 31, 2022 to be in the range of $ million to $ million, as compared to approximately $25.5 million for the same period in 2021.

Risk Factors Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks in full before you invest in our securities. The following is a summary of such risks.

●	We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq. Additionally, if our Common Stock has a closing bid price of $0.10 or less for any ten consecutive trading days, our Common Stock may be subject to immediate delisting from Nasdaq.

●	The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

●	There is no public market for the Pre-Funded Warrants or the Warrants being offered in this offering. Holders of the Pre-Funded Warrants and Warrants will have no rights as a common stockholder until they acquire shares of our Common Stock.

●	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

●	You may experience immediate and substantial dilution in the net tangible book value per share of Common Stock sold in this offering or that may be issued upon the exercise of any Pre-Funded Warrants sold in this offering.

●	This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

●	We have incurred losses in recent years.

●	We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak has and could continue to materially and adversely affect our business.

●	We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

●	We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

●	We are uncertain of our ability to protect technology through patents.

●	We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

●	We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

●	We are dependent on key personnel.

●	Our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a business should the Spin-off have had occurred and may not be a reliable indicator of our future results.

●	There can be no assurance that our review of the Spin-off will result in a transaction satisfactory to holders of our common stock or any change at all.

●	The Company may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may materially and adversely affect our financial position, results of operations and cash flows.

●	After the Spin-off, certain members of management, directors and holders of Common Stock will hold stock in both Digital Ally and Kustom Entertainment, Inc., and as a result may face actual or potential conflicts of interest.

●	The allocation of intellectual property rights and data between the Company and Kustom Entertainment, Inc. as part of the Spin-off, the shared use of certain intellectual property rights and data following the Spin-off and restrictions on the use of intellectual property rights, could adversely impact our reputation, our ability to enforce certain intellectual property rights that are important to us and our competitive position.

●	Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

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THE OFFERING

Securities offered by us	Up to shares of Common Stock in the aggregate represented by: (i) shares of Common Stock, or Pre-Funded Warrants to purchase up to shares of Common Stock (sales of Pre-Funded Warrants, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis) and (ii) Warrants to purchase up to shares of Common Stock. Each share of Common Stock and Pre-funded Warrant will be sold together with one Warrant.

Pre-funded Warrants offered by us	We are offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Common Stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant and accompanying Warrant is $ (which is equal to the combined public offering price per share of Common Stock and accompanying Warrant to be sold in this offering, minus $0.001, the exercise price of each Pre-Funded Warrant). Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Warrants	Each share of Common Stock will be sold together with one Warrant. Each Warrant has an exercise price per share equal to $ and expires on the fifth anniversary of the original issuance date. Because we will issue a Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Warrants sold in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering.

Reasonable best efforts	We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 43 of this prospectus.

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Common Stock outstanding immediately after the offering	shares (assuming the exercise of all Pre-Funded Warrants sold in this offering).

Use of proceeds	We intend to use the net proceeds of this offering for new product development, general corporate purposes including legal and marketing matters, and other working capital purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Nasdaq Stock Market symbol	DGLY

Transfer agent	Securities Transfer Corporation, , 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

Risk factors	Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 55,103,405 shares outstanding as of January 19, 2023, and includes or excludes the following as of such date:

●	excludes up to 1,079,000 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $2.29 per share;

●	includes 1,775,750 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants; and

●	excludes up to 1,349,178 shares of our Common Stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $3.01 per share.

Unless otherwise indicated, all information in this prospectus assumes or gives effects to:

●	The exercise of any Pre-Funded Warrants sold in this offering; and

●	No exercise of the Warrants sold in this offering.

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summary consolidated financial data

The following summary consolidated financial data as of and for the years ended December 31, 2021 and 2020 has been derived from our audited consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein. The following summary consolidated financial data as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 has been derived from our unaudited consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2022, which is incorporated by reference in this prospectus. The unaudited condensed consolidated interim financial statement data has been prepared on a basis consistent with which our audited consolidated financial statements have been prepared, except income taxes for the interim period which are based on the estimated effective tax for the full year. These interim results are not necessarily indicative of results to be expected for the full year.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and the other financial and statistical information included in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2022, which are incorporated by reference in this prospectus. See the section in this prospectus entitled “Incorporation of Certain Information by Reference” for more information regarding documents incorporated by reference herein. The summary consolidated financial and other data provided below does not purport to indicate results of operations as of any future date or for any future period.

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020
Statement of Operations Data	(unaudited, $)		$	$
Net revenues	28,130,392	9,669,323	21,413,434	10,514,868
Gross profit	4,254,198	3,473,254	5,663,774	4,062,594
Operating loss	(20,031,610)	(9,081,553)	(14,760,910)	(7,663,651)
Income (loss) before income tax expenses	(9,299,498)	24,388,307	25,530,961	(2,625,881)
Net income (loss) attributable to common stockholders	(9,568,134)	24,408,170	25,474,508	(2,625,881)
Net income (loss) per share attributable to common stockholders: Basis and diluted	(0.19)	0.49	0.51	(0.12)

	As of September 30,	As of December 31,
	2022	2021	2020
Balance Sheet Data	(unaudited, $)	$	$
Cash and cash equivalents	6,295,391	32,007,792	4,361,758
Total assets	68,397,464	82,989,197	20,797,527
Total liabilities	20,352,356	27,125,958	6,441,021
Total stockholders’ equity	48,045,108	55,863,239	14,356,506

Net loss per share attributable to common stockholders, basic and diluted, has been derived from our audited financial statements contained in our Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

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Risk factorS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to This Offering and our Securities

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that the share price of our Common Stock will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in the share price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of share price of our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of share price of our Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

Holders of the Pre-Funded Warrants and Warrants will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.

Holders of the Pre-Funded Warrants and Warrants will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock), but holders of the Pre-Funded Warrants and Warrants will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our articles of incorporation, as amended (“Charter”), requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our Common Stock as a result of exercise of such holder’s Pre-Funded Warrants and Warrants, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

There is no public market for the Pre-Funded Warrants or the Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants or the Warrants will be limited.

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The Pre-Funded Warrants and the Warrants are speculative in nature.

Following this offering, the market value of the Pre-Funded Warrants and Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Warrants will equal or exceed their imputed public offering price. In the event that our Common Stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, each Warrant will expire five years from its date of issuance.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq. Additionally, if our Common Stock has a closing bid price of $0.10 or less for any ten consecutive trading days, our Common Stock may be subject to immediate delisting from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards of The Nasdaq Stock Market LLC.

On July 7, 2022, we received a written notification from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of our Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until January 3, 2023 (the “First Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. In order to regain compliance, the closing bid price of our Common Stock must be at least $1 per share for a minimum of 10 consecutive business days during the First Compliance Period. The Company’s Common Stock has not regained compliance with the Minimum Bid Price Requirement as of January 3, 2023. On December 29, 2022, the Company requested an extension of an additional 180 days in which to regain compliance with the Minimum Bid Price Requirement.

On January 4, 2023, the Company received notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not regained compliance with the Minimum Bid Price Requirement, Staff has determined that the Company is eligible for an additional 180-day period, or until July 3, 2023 (the “Second Compliance Period”), to regain compliance. Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during the Second Compliance Period, if necessary, by effecting a reverse stock split. If at any time during the Second Compliance Period, the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed. If compliance cannot be demonstrated by the end of the Second Compliance Period, Staff will provide written notification that the Common Stock will be delisted. At that time, the Company may appeal Staff’s determination to a hearings panel. We can give no assurance that the Company will regain or demonstrate compliance by July 3, 2023.

Additionally, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “$0.10 Rule”), our Common Stock may be subject to immediate delisting from Nasdaq if our Common Stock has a closing bid price of $0.10 or less for any ten (10) consecutive trading days. In the event that we are in violation of the $0.10 Rule, Nasdaq will issue a Staff Delisting Determination with the potential opportunity for us to appeal that determination.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement. Nor can there be assurances that we will maintain compliance with the $0.10 Rule, particularly if the price of our Common Stock declines as a result of this offering. If we are unable to regain or maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement or the $0.10 Rule, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

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In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of this offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

We do not anticipate paying dividends on our Common Stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

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Our charter documents and Nevada law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Provisions of Nevada anti-takeover law (NRS 78.378 et seq.) could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Various provisions of our by-laws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our by-laws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our Board shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the by-laws that are not in line with your concerns.

Subject to applicable Nasdaq rules regarding the issuance of 20% or more of our Common Stock, our authorized but unissued shares of Common Stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, however, faced with an attempt to obtain control of us by means of a proxy context, tender offer, merger or other transaction our Board acting alone and without approval of our stockholders can issue large amounts of capital stock as part of a defense to a take-over challenge.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus, and in the documents that we incorporate by reference herein and therein, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock sold in this offering or that may be issued upon the exercise of any Pre-Funded Warrants sold in this offering.

If the price per share of our Common Stock being offered or that may be issued upon the exercise of any Pre-Funded Warrants is higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering or the Common Stock underlying the Pre-Funded Warrants you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per Common Stock (or Pre-Funded Warrant) and Warrant in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per Common Stock (or Pre-Funded Warrant) and Warrant paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per Common Stock (or Pre-Funded Warrant) and Warrant in this offering. You may incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our equity incentive programs. In addition, the sale of securities in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.

Risks Related to Our Business and Operations

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $68,670,497 at December 31, 2021, which includes our net income of $25,474,508 for the year ended December 31, 2021, as compared to our net loss of $2,625,881 for the year ended December 31, 2020. As of September, 2022, had an accumulated deficit of $82,261,430, which includes net losses of $9,568,134 for the nine months ended September 30, 2022. We have included disclosure of our liquidity plan and the substantial doubt about our ability to continue as a going concern in Quarterly Report on Form 10-Q for the nine months ended September, 2022. We have implemented several initiatives intended to improve our revenues and reduce our operating costs with a goal of restoring profitability. If we are unsuccessful in this regard, it will have a material adverse impact on our business, prospects, operating results and financial condition.

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We do not have any revolving credit facilities and it may be difficult for us to enter into one.

We have no revolving credit facility to fund our operating needs should it become necessary. It will be difficult to obtain an institutional line of credit facility given our recent operating losses and the current banking environment, which may adversely affect our ability to finance our business, grow or be profitable. Further, even if we could obtain a new credit facility, in all likelihood it would not be on terms favorable to us.

If we are unable to manage our current business activities, our prospects may be limited and our future profitability may be adversely affected.

We experienced operating losses each year from 2009 to 2021, as well as through the nine months ended September 30, 2022. Our revenues have been unpredictable, which poses significant burdens on us to be proactive in managing production, personnel levels and related costs. We will need to improve our revenues, margins, operations, financial and other systems to manage our business effectively, and any failure to do so may lead to inefficiencies and redundancies which reduce our prospects to return to profitability.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

The COVID-19 pandemic has resulted in hundreds of millions of infections and millions of deaths worldwide, as of the date of filing of the registration statement of which this prospectus forms a part, and continues to spread across the globe, including throughout the law enforcement and commercial fleets channels in the United States, the major market in which we operate. The COVID-19 pandemic or the outbreak of any other pandemic or epidemic could materially and adversely affect our business, financial condition and results of operations. If COVID-19 worsens in the United States and Asia, or in any other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Although we have been deemed by the State of Kansas to be an “essential business”, our supply chain has been and continues to be disrupted and our customers, in particular our commercial customers, have been and continue to be significantly impacted, which has in turn reduced our operations and activities. Disruptive activities from COVID-19 could still include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Asia, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. Additionally, the recent decline in COVID-19 infection rates due to increased vaccination rates in the U.S. and abroad has resulted in a reduction in sales of our Shield™ and ThermoVU™ products since the first quarter of 2021, which has continued through the second quarter of 2021. Recently, variants of COVID-19 have increased infection and hospitalization rates which may lead to higher sales as the government and health authorities consider new actions and restrictions to combat the spread of the new variants. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including vaccination and infection rates, new information which may emerge concerning the severity of the virus and any other actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by COVID-19. As a result, we cannot forecast with any certainty when the disruptions caused by such pandemic will cease to impact our business and the results of our operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or address and treat its effects, among others.

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There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

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International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

We are marketing our DVM-250, DVM-250 Plus event recorder and FirstVU HD products to commercial customers, which is a relatively new sales channel for us and we may experience problems in gaining acceptance.

The principal target commercial market for our event recorder products is commercial fleet operators, such as taxi cabs, limousine services, transit buses, ambulance services and a variety of delivery services, and the principal target commercial market for our disinfectant/sanitizer and temperature monitoring products are healthcare centers and direct consumer businesses such as bars and restaurants. We have been marketing our FirstVU HD and EVO-HD to commercial customers for approximately one year and have been marketing our Shield™ and ThermoVU™ products to commercial customers for approximately the same period of time. While we have continued to try to capitalize on the existing market for our event recorder products, the markets for these newer products have represented relatively new sales channels for us and we may experience difficulty gaining acceptance of such products by the targeted customers. Our sales of such products will be subject to budget constraints of both the large and small prospective customers, which could result in a significant reduction in our anticipated revenues. Certain of such companies have experienced budgetary and financial pressures for various reasons specific to them or the applicable industries in which they operate, which may negatively impact their ability to purchase our products. Thus, even if prospective customers want to acquire our products, they may be unable to do so because of such factors. Further, even if such companies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

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We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Any significant defects in our products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, and injury to our reputation, or increased warranty costs. Because our products are technologically complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. In 2018 and 2017, we had certain product quality issues with the DVM-800 and FirstVU HD, which adversely affected our revenues and operating results however, these issues have been successfully mitigated at this time.

In addition, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims. Our product liability insurance coverage per occurrence is $1,000,000, with a $2,000,000 aggregate for our general business liability coverage and an additional $1,000,000 per occurrence. Our excess or umbrella liability coverage per occurrence and in aggregate is $5,000,000.

Product defects can be caused by design errors, programming bugs, or defects in component parts or raw materials. This is common to every product manufactured which is based on modern electronic and computer technology. Because of the extreme complexity of digital in-car video systems, one of the key concerns is operating software robustness. Some of the software modules are provided to us by outside vendors under license agreements, while other portions are developed by our own software engineers. As with any software-dependent product, “bugs” can occur, even with rigorous testing before release of the product. The software included in our digital video rear view mirror products is designed to be “field upgradeable” so that changes or fixes can be made by the end user by downloading new software through the internet. We intend to incorporate this technology into any future products as well, providing a quick resolution to potential software issues that may arise over time.

As with all electronic devices, hardware issues can arise from many sources. The component electronic parts that we utilize come from many sources around the world. We attempt to mitigate the possibility of shipping defective products by fully testing sub-assemblies and thoroughly testing assembled units before they are shipped out to our customers. Because of the nature and complexity of some of the electronic components used, such as microprocessor chips, memory systems, and zoom video camera modules, it is not technically or financially realistic to attempt to test every single aspect of every single component and their potential interactions. By using components from reputable and reliable sources, and by using professional engineering, assembly, and testing methods, we seek to limit the possibility of defects slipping through. In addition to internal testing, we now have thousands of units in the hands of law enforcement departments and in use every day. Over the past years of field use, we have addressed a number of subtle issues and made refinements requested by the end-user.

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We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

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Although we have not historically had significant supply chain issues with these manufacturers, suppliers, and subcontractors, there can be no assurance that we will be able to retain our present relationships and should we lose these manufacturers, suppliers, and subcontractors, our business would be adversely affected.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 50 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 38 patents to date by the USPTO. In addition, we have at least 12 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

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We are uncertain of our ability to protect our proprietary technology and information.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, and store, electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

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Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

The digital video recording market is characterized by new products and rapid technological change.

The market for our digital video recording technology products is characterized by rapidly changing technology and frequent new product introductions. Our future success will depend in part on our ability to enhance our existing technologies and products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new digital video recording technology and products both as stand-alone products and embedded solutions in third party products and systems. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the digital video recording market. There can also be no assurance that digital video recording products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution are characterized by new products and rapid technological change.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution products are characterized by rapidly changing technology and frequent new product introductions given the COVID-19 pandemic. Our future success will depend in part on our ability to enhance our existing products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new applications for our disinfectant/sanitizer and temperature monitoring solutions and products both as stand-alone products and embedded solutions in third party products and systems. Our current development activities include, among others, electrostatic sprayer systems to more efficiently disburse our Shield™ disinfectant/sanitizer. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the market. There can also be no assurance that the disinfectant/sanitizer and temperature monitoring products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

We depend on sales from our in-car video products and body-worn cameras and if these products become obsolete or not widely accepted, our growth prospects will be diminished.

We derived our revenues in 2020, 2021 and 2022 predominantly from sales of our in-car video systems, including the DVM-800, our largest selling product, and the FirstVu Pro body-worn camera, our second largest selling product. We expect to continue to depend on sales of these products during 2023, as well as our newly launched EVO-HD in-car system to gain traction in 2023. A decrease in the prices of, or the demand for our in-car video products, or the failure to achieve broad market acceptance of our new product offerings, would significantly harm our growth prospects, operating results and financial condition.

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We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. See “Prospectus Summary” for additional information. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the conflict in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

Even after this offering, we may need to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our Common Stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to the Spin-off

Our historical and pro forma financial information is not necessarily representative of the results we would have achieved as a business should the Spin-off have had occurred, and may not be a reliable indicator of our future results.

The historical financial information included or incorporated by reference in the registration statements of which this prospectus forms a part refers to the business as operated by us before the Spin-off. The historical and pro forma financial information included or incorporated by reference herein, as applicable, is derived from the consolidated financial statements and accounting records of Digital Ally, Inc., with the historical financial information including each of our three distinct business segments and the pro forma financial information giving effect to the Spin-off as if it occurred on the dates indicates. This pro forma financial information does not necessarily reflect the financial position, results of operations and cash flows that the Company would have achieved as a business should the Spin-off have had occurred during the periods presented or those that we will achieve in the future primarily.

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The Company may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may materially and adversely affect our financial position, results of operations and cash flows.

The Company may be unable to achieve the full strategic and financial benefits expected to result from the Spin-off, or such benefits may be delayed or not occur at all. The Spin-off is expected to provide the following benefits, among others:

●	The Spin-off will allow investors to separately value Digital Ally and Kustom Entertainment, Inc. based on each company’s unique investment identities, including the merits, strategy, performance and future prospects of their respective businesses. The Spin-off will also provide investors with two distinct and targeted investment opportunities.

●	The Spin-off will allow each business to more effectively pursue its own distinct operating priorities and strategies and will enable the management of both companies to pursue unique opportunities for long-term growth and profitability.

●	The Spin-off will permit each company to concentrate its financial resources solely on its own operations, providing greater flexibility to invest capital in its business at a time and in a manner appropriate for its distinct strategy and business needs. This will facilitate a more efficient allocation of capital based on each company’s profitability, cash flow and growth opportunities and allow each company to pursue an optimal mix of return of capital to stockholders, reinvestment in leading-edge technology and value-enhancing M&A opportunities.

●	The Spin-off will create independent public companies that will afford each company direct access to capital markets and facilitate the ability to capitalize on its unique growth opportunities.

●	The Spin-off will facilitate incentive compensation arrangements for employees and management that are more directly tied to the performance of each relevant company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

The Company may not achieve these and other anticipated benefits for a variety of reasons, including, among others, that the Spin-off will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our business.

Digital Ally or Kustom Entertainment, Inc. may fail to perform under the transaction agreements that will be executed as part of the Spin-off.

In connection with the Spin-off, Digital Ally and Kustom Entertainment, Inc. will enter into a Separation Agreement and a Tax Matters Agreement. The Separation Agreement and the Tax Matters Agreement will determine the allocation of assets and liabilities between the companies following the Spin-off for those respective areas and will include any necessary indemnifications related to liabilities and obligations. Digital Ally will rely on Kustom Entertainment, Inc. to satisfy its obligations under these agreements. If Kustom Entertainment, Inc. is unable to satisfy its obligations under these agreements, including its indemnification obligations, the Company could incur operational difficulties or losses.

After the Spin-off, certain members of management, directors and holders of Common Stock will hold stock in both Digital Ally and Kustom Entertainment, Inc., and as a result may face actual or potential conflicts of interest.

After the Spin-off, certain management and directors of each of Digital Ally and Kustom Entertainment, Inc. may own both Digital Ally Common Stock and Kustom Entertainment, Inc. common stock. This ownership overlap could create, or appear to create, potential conflicts of interest when our management and directors and Kustom Entertainment, Inc.’s management and directors face decisions that could have different implications for us and Kustom Entertainment, Inc. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Digital Ally and Kustom Entertainment, Inc. regarding the terms of the agreements governing the Spin-off and our relationship with Kustom Entertainment, Inc. thereafter.

In connection with the Spin-off, Kustom Entertainment, Inc. will indemnify Digital Ally for certain liabilities, and we will indemnify Kustom Entertainment, Inc. for certain liabilities. If we are required to pay under these indemnities to Kustom Entertainment, Inc., our financial results could be negatively impacted. The Kustom Entertainment, Inc. indemnity may not be sufficient to hold us harmless from the full amount of liabilities for which Kustom Entertainment, Inc. will be allocated responsibility, and Kustom Entertainment, Inc. may not be able to satisfy its indemnification obligations in the future.

Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of our operating business. Further, the indemnity from Kustom Entertainment, Inc. may not be sufficient to protect us against the full amount of such liabilities, and Kustom Entertainment, Inc. may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Kustom Entertainment, Inc. any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could have a material adverse effect on our financial position, results of operations and cash flows.

Transfer or assignment to us of some contracts and other assets may require the consent of a third party. If such consent is not given, we may not be entitled to the benefit of such contracts, investments, and other assets in the future.

Transfer or assignment of some of the contracts and other assets in connection with the Spin-off may require the consent of a third party to the transfer or assignment. Similarly, in some circumstances, we may be the joint beneficiaries of contracts, and may need to enter into a new agreement with the third party to replicate the existing contract or assign the portion of the existing contract related to our business. While we anticipate that most of these contract assignments and new agreements, if needed, will be obtained prior to the Spin-off, we may not be able to obtain all required consents or enter into all such new agreements, as applicable, until after execution of the Spin-off. Some parties may use the requirement of a consent to seek more favorable contractual terms from us, which could include our having to obtain letters of credit or other forms of credit support. If we are unable to obtain such consents or such credit support on commercially reasonable and satisfactory terms, we may be unable to obtain some of the benefits, assets, and contractual commitments that are intended to be allocated to us as part of the Spin-off. In addition, where we do not intend to obtain consent from third-party counterparties based on our belief that no consent is required, the third-party counterparties may challenge the transaction on the basis that the terms of the applicable commercial arrangements require their consent. We may incur substantial litigation and other costs in connection with any such claims and, if we do not prevail, our ability to use these assets could be adversely impacted.

We cannot provide assurance that all such required third-party consents and new agreements will be procured or put in place, as applicable, prior to the execution of the Spin-off. Consequently, we may not realize certain of the benefits that are intended to be allocated to us as part of the Spin-off.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934. The forward-looking statements in this prospectus and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the offering will be approximately $             million, assuming a combined public offering price of $            per share of Common Stock and accompanying Warrant, and $            per Pre-Funded Warrant and accompanying Warrant, after deducting the placement agent fees and estimated offering expenses payable by us, assuming the exercise of all Pre-Funded Warrants sold in this offering. This estimate excludes the proceeds, if any, from the exercise of the Warrants sold in the offering. If all of the Warrants sold in the offering were exercised for cash, we would receive additional net proceeds of approximately $             million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

A $0.10 increase (decrease) in the assumed public offering price of $          per share of Common Stock and accompanying Warrant (or $          per Pre-Funded Warrant and accompanying Warrant) would increase (decrease) the net proceeds to us from this offering by approximately $          million, assuming that the number of shares of Common Stock and accompanying Warrants (and Pre-Funded Warrants and accompanying Warrants) offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the placement agent fee and estimated offering expenses payable by us.

Similarly, a one million increase (decrease) in the number of shares of Common Stock and accompanying Warrants (or Pre-Funded Warrants and accompanying Warrants) offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $          million, assuming the combined public offering price of $          per share of Common Stock and accompanying Warrant (or $          per Pre-Funded Warrant and accompanying Warrant) remains the same, and after deducting estimated placement agent fees and estimated offering expenses payable by us.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We intend to use the proceeds of this offering for new product development, general corporate purposes including legal and marketing matters, and other working capital purposes.

We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the public offering price per share of Common Stock or that may be issued upon the exercise of any Pre-Funded Warrants and our net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Stock. As of September 30, 2022, our net tangible book value was approximately $29,814,570, or approximately $0.55 per share.

Pro forma net tangible book value per share represents the amount of our total tangible assets as adjusted to take into account (i) net cash proceeds of approximately $15,000,000 from our private placement of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock, which closed on October 19, 2022; and (ii) redemption of all shares of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock at a price per share equal to 105% of the stated value of each such Preferred Stock on December 7, 2022. After giving effect to these transactions, our pro forma net tangible book value per share as of September 30, 2022 would have been approximately $               per share.

After giving effect to the sale of                shares of our Common Stock and Warrants to purchase up to                 shares of Common Stock in the offering at an assumed combined public offering price per share of Common Stock and related Warrant of $            , and after deducting the placement agent’s fees and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value would have been approximately $            million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to existing stockholders and an immediate dilution of $            per share to new investors purchasing shares of Common Stock and the Warrants in this offering.

The following table illustrates this dilution on a per-share basis (unaudited):

Assumed public offering price per share of Common Stock	$
Pro forma net tangible book value per share at September 30, 2022, before giving effect to this offering	$
Increase (decrease) in pro forma as adjusted net tangible per share attributable to investors in this offering	$
Pro forma as adjusted net tangible book value per share, as adjusted to give effect to this offering	$
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering	$

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $0.10 increase or decrease in the assumed public offering price of $          per share of Common Stock and accompanying Warrant (and $               Pre-Funded Warrant and accompanying Warrant) would increase or decrease the pro forma, as adjusted net tangible book value per share by approximately $          , and increase or decrease the pro forma, as adjusted net tangible book value per share to investors participating in this offering by approximately $          per share, assuming the number of shares of Common Stock (and Pre-Funded Warrants) offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the placement agent fee and estimated offering expenses payable by us.

The information above is as of January 19, 2023, and includes or excludes the following as of such date:

●	excludes up to 1,079,000 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $2.29 per share ;

●	includes 1,775,750 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants; and

●	excludes up to 1,349,178 shares of our Common Stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $3.01 per share.

To the extent that our outstanding options or warrants are exercised or converted, as applicable, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

26

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined financial information of the Company gives effect to the Spin-off and related adjustments in accordance with Article 8 of the SEC’s Regulation S-X. In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the Final Rule. The Final Rule was effective on January 1, 2021 and the unaudited pro forma combined financial information herein is presented in accordance therewith.

The unaudited pro forma combined financial information presented below have been derived from our historical combined financial statements included in this prospectus. While the historical combined financial statements reflect the historical financial results of Digital Ally, Inc., these pro forma statements give effect to the separation of Kustom Entertainment, Inc. into an independent, publicly traded company.

The unaudited pro forma combined balance sheet gives effect to the Spin-off and related transactions described below as if they had occurred on September 30, 2022. The unaudited pro forma adjustments to the combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 assume that the Spin-off and related transactions occurred as of January 1, 2021.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 and the unaudited pro forma combined balance sheet as of September 30, 2022 have been prepared to reflect adjustments to the Company’s historical combined financial information for the following transaction accounting and autonomous entity adjustments:

●	the issuance of approximately 55,103,405 common shares of the Company as part of the Spin-off;

●	the one-time expenses associated with the separation of the Company; and

●	the impact of the aforementioned adjustments on the Company’s operations.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information that is currently available. The unaudited pro forma combined financial statements are for informational purposes only and do not purport to represent what the Company’s financial position and results of operations actually would have been had the Spin-off occurred on the dates indicated, or to project the Company’s financial performance for any future period. The historical audited combined annual and unaudited combined interim financial statements of Digital Ally, Inc. have been derived from the consolidated company’s historical accounting records and reflect certain allocations of expenses. All of the allocations and estimates in such financial statements are based on assumptions that Digital Ally, Inc.’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of Digital Ally, Inc. had it been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments have been reflected in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited combined annual and unaudited combined interim financial statements and corresponding notes thereto incorporated by reference in this prospectus.

27

DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	Digital Ally, Inc. As reported September 30, 2022	Pro Forma Adjustments	Note	Digital Ally, Inc. Post Spin-off Pro Forma

Assets
Current assets:
Cash and cash equivalents	$6,295,391	$(5,467)	(a)	$6,289,924
Accounts receivable – trade, net	2,744,354	(786,721)	(a)	1,957,633
Other receivables (including $138,384 due from related parties – September 30, 2022)	5,448,545	(3,000,000)	(a)	2,448,545
Inventories, net	10,963,916	(1,375,116)	(a)	9,588,800
Prepaid expenses	9,227,985	(3,452,520)	(a)	5,775,465

Total current assets	34,680,191	(8,619,824)		26,060,367

Property, plant, and equipment, net	8,407,139	(1,258,112)	(a)(b)	7,149,027
Goodwill and other intangible assets, net	18,230,538	(11,484,295)	(a)	6,746,243
Operating lease right of use assets, net	846,521	(21,017)	(a)	825,504
Other assets	6,233,075	(1,733,264)	(a)(c)	4,499,811

Total assets	$68,397,464	$(23,116,512)		$45,280,952

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,902,259	$(8,305,662)	(a)(d)	$1,596,597
Accrued expenses	1,097,065	(121,787)	(a)	975,278
Current portion of operating lease obligations	304,294	(21,017)	(a)	283,277
Contract liabilities – current portion	2,049,704	—		2,049,704
Debt obligations – current portion	569,934	—		569,934
Warrant derivative liabilities	—	—		—
Income taxes payable	11,796	—		11,796

Total current liabilities	13,935,052	(8,448,466)		5,486,586

Long-term liabilities:
Debt obligations – long term	671,887	-		671,887
Operating lease obligation – long term	610,422	-		610,422
Contract liabilities – long term	5,134,995	-		5,134,995

Total liabilities	20,352,356	-		11,903,890

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value per share; 100,000,000 shares authorized; shares issued: 53,903,405 shares issued and outstanding – September 30, 2022	53,903	-		53,903
Additional paid in capital	129,943,238	-		129,943,238
Noncontrolling interest in consolidated subsidiary	309,397	-		309,397
Accumulated deficit	(82,261,430)	(14,668,046)		(96,929,479)

Total stockholders’ equity	48,045,108	(14,668,046)		33,377,062

Total liabilities and stockholders’ equity	$68,397,464	$(23,116,512)		$45,280,952

28

DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Digital Ally, Inc. As reported Nine months ended September 30, 2022	Pro Forma Adjustments	Notes	Digital Ally, Inc. Post Spin-off Pro Forma
Revenue:
Product	$7,682,614	$(3,593,577)	(a)	$4,089,037
Service and other	20,447,778	(12,344,275)	(a)	8,103,503

Total revenue	28,130,392	(15,937,852)		12,192,540

Cost of revenue:
Product	8,154,984	(4,166,252)	(a)	3,988,732
Service and other	15,721,210	(11,360,849)	(a)	4,360,361

Total cost of revenue	23,876,194	(15,527,101)		8,349,093

Gross profit	4,254,198	(410,751)		3,843,447

Selling, general and administrative expenses:
Research and development expense	1,654,395	-		1,654,395
Selling, advertising and promotional expense	7,375,364	(5,449,874)	(a)(b)	1,925,490
General and administrative expense	15,256,049	(5,165,533)	(a)(c)	10,090,516

Total selling, general and administrative expenses	24,285,808	(10,615,407)		13,670,401

Operating loss	(20,031,610)	10,204,656		(9,826,954)

Other income (expense):
Interest income	116,928	-		116,928
Interest expense	(39,766)	23,094	(a)	(16,672)
Other income (loss)	41,167	1,892	(a)	43,059
Change in fair value of contingent consideration promissory notes	347,169	-		347,169
Change in fair value of short-term investments	(84,818)	-		(84,818)
Change in fair value of warrant derivative liabilities	6,726,638	-		6,726,638
Gain on extinguishment of warrant derivative liabilities	3,624,794	-		3,624,794

Total other income	10,732,112	24,986		10,757,098

Income (loss) before income tax benefit	(9,299,498)	10,229,642		930,144
Income tax benefit	—	-		—

Net income (loss)	(9,299,498)	10,229,642		930,144

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	(268,636)	-		(268,636)

Net income (loss) attributable to common stockholders	$(9,568,134)	$10,229,642		$661,508

Net loss per share information:
Basic	$(0.19)	$0.20		$0.01
Diluted	$(0.19)	$0.20		$0.01

Weighted average shares outstanding:
Basic	49,973,619	49,973,619		49,973,619
Diluted	49,973,619	49,973,619		49,973,619

29

DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Digital Ally, Inc. as reported	Pro Forma Adjustments	Notes	Transaction Accounting Adjustments	Digital Ally, Inc. Post Spin-off Pro Forma
Revenue:
Product	$9,180,287	$(2,787,237)	(a)	$—	$6,393,050
Service and other	12,233,147	(7,922,523)	(a)	—	4,310,624

Total revenue	21,413,434	(10,709,760)		—	10,703,674

Cost of revenue:
Product	8,635,047	(2,437,986)	(a)	—	6,197,061
Service and other	7,114,612	(5,131,392)	(a)	—	1,983,220

Total cost of revenue	15,749,659	(7,569,378)		—	8,180,281

Gross profit	5,663,775	(3,140,382)		—	2,523,393

Selling, general and administrative expenses:
Research and development expense	1,930,784	—		—	1,930,784
Selling, advertising and promotional expense	5,717,824	(3,630,679)	(a)(b)	—	2,087,145
General and administrative expense	12,776,077	(3,333,876)	(a)(c)(d)	1,500,000	10,942,201

Total selling, general and administrative expenses	20,424,685	(6,964,556)		1,500,000	14,960,129

Operating loss	(14,760,910)	3,824,173		(1,500,000)	(12,436,737)

Other income (expense):
Interest income	310,200	—		—	310,200
Interest expense	(28,600)	—		—	(28,600)
Gain on extinguishment of debt	10,000	—		—	10,000
Change in fair value of contingent consideration promissory notes	3,732,789	(3,700,000)	(a)	—	32,789
Change in fair value of short-term investments	(101,645)	—		—	(101,645)
Change in fair value of warrant derivative liabilities	36,664,907	—		—	36,664,907
Warrant modification expense	(295,780)	—		—	(295,780)

Total other income	40,291,871	(3,700,000)		—	36,591,871

Income (loss) before income tax benefit	25,530,961	124,173		(1,500,000)	24,155,134
Income tax benefit	—	—		—	—

Net income (loss)	25,530,961	124,173		(1,500,000)	24,155,134

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	(56,453)	—		—	(56,453)

Net income (loss) attributable to common stockholders	$25,474,508	$124,173		$(1,500,000)	$24,098,681

Net loss per share information:
Basic	$0.51	$0.00		$(0.03)	$0.48
Diluted	$0.51	$0.00		$(0.03)	$0.48

Weighted average shares outstanding:
Basic	50,222,289	50,222,289		50,222,289	50,222,289
Diluted	50,222,289	50,222,289		50,222,289	50,222,289

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Notes to Unaudited Pro Forma Combined Financial Data

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on Digital Ally, Inc.’s historical financial statements and the newly formed Kustom Entertainment, Inc., as adjusted to give effect to the Spin-off. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively, give effect to the Spin-off as if it had occurred on January 1, 2021. The unaudited pro forma combined balance sheet as of September 30, 2022, gives effect to the Spin-off as if it had occurred on January 1, 2021. Kustom Entertainment, Inc. (“Spun-off Subsidiary”) has historically operated as part of Digital Ally, Inc. (“the Company”) and not as a standalone company. Financial statements representing the historical operations have been derived from the Company’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Spun-off Subsidiary are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from the Company. However, amounts recognized by the Spun-off Subsidiary are not necessarily representative of the amounts that would have been reflected in the financial statements had the Spun-off Subsidiary operated independently of the Company. The Company allocations are discussed further in Note 2. As part of the Company, the Spun-off Subsidiary has historically been dependent upon the Company for a majority of its working capital and financing requirements as the Company uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Spun-off Subsidiary are accounted for through the Company due to/from account.

2. Pro Forma Adjustments

Pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following correspond to the footnotes in the above financial statements.

Balance Sheet – September 30, 2022

(a)	Reflects the stand-alone financial balances of TicketSmarter, Inc., separate from the Company. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the nine months ended September 30, 2022, they have no impact on the period’s balance sheet.

(b)	Reflects the allocation of $1.3 million in particular fixed assets, at net carrying value, to Kustom Entertainment, Inc. at the Spin-off date.

(c)	Reflects the allocation of $0.7 million in other assets to Kustom Entertainment, Inc. at the Spin-off date.

(d)	Reflects the allocation of $0.8 million in accounts payable to Kustom Entertainment, Inc. as of September 30, 2022. These payables shall be charged to and paid by Kustom Entertainment, thus shall be deemed to be the Spun-off Subsidiary’s liabilities.

Statement of Operations - Nine months ended September 30, 2022

(a)	Reflects the stand-alone statement of operations of TicketSmarter, Inc., separate from the Company. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the nine months ended September 30, 2022, they have no impact on the period’s statement of operations.

(b)	Reflects the allocation of $2.1 million in advertising expenses to Kustom Entertainment, Inc. at the Spin-off date.

(c)	Reflects the allocation of $2.4 million in general and administrative expenses, mostly payroll and travel related, to Kustom Entertainment, Inc. at the Spin-off date.

Statement of Operations - Year ended December 31, 2021

(a)	Reflects the stand-alone statement of operations of TicketSmarter, Inc., separate from the Company. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the year ended December 31, 2021, they have no impact on the period’s statement of operations.

(b)	Reflects the allocation of $2.1 million in advertising expenses to Kustom Entertainment, Inc. at the Spin-off date.

(c)	Reflects the allocation of $1.6 million in general and administrative expenses, mostly payroll and travel related, to Kustom Entertainment, Inc. at the Spin-off date.

(d)	Reflects the allocation of one half of the anticipated transactions costs, as if the Spin-off had occurred on January 1, 2021.

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DIVIDEND POLICY

To date, we have not declared or paid cash dividends on our shares of Common Stock. The holders of our Common Stock will be entitled to non-cumulative dividends on the shares of Common Stock, when and as declared by our Board in its discretion. We intend to retain all future earnings, if any, for our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions and such other factors as our Board may deem relevant.

32

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2022:

●	on an actual basis;

●	on an adjusted basis after giving effect to (i) the receipt of net cash proceeds of approximately $15,000,000 from our private placement of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock, which closed on October 19, 2022, (ii) redemption of all shares of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock at a price per share equal to 105% of the stated value of each such Preferred Stock on December 7, 2022, and (iii) the increase in the number of authorized shares of our Common Stock from 100,000,000 shares to 200,000,000 shares, upon filing of a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Nevada on December 8, 2022; and

●	on an as further adjusted basis, to give effect to the transactions described above and the sale of the maximum number of shares of Common Stock at the assumed combined public offering price of $ per share and accompanying Warrant, after deducting commissions and estimated offering expenses payable by us, and assuming no sale of Pre-Funded Warrants and no exercise of the Warrants.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2022, incorporated herein by reference.

	As of September 30, 2022

	Actual (unaudited)	As Adjusted	As further Adjusted
Cash and cash equivalents	$6,295,391	$	$
Liabilities:
Current liabilities	$13,935,052	$	$

Total liabilities	$20,352,356	$	$
Stockholders’ equity:
Common stock, $0.001 par value per share; 100,000,000 shares authorized and 53,903,405 shares issued and outstanding – actual; 200,000,000 shares authorized, shares issued and outstanding – as adjusted; and 200,000,000 shares authorized, shares issued and outstanding – as further adjusted	$53,903	$	$
Additional paid-in capital	$129,943,238	$	$
Noncontrolling interest in consolidated subsidiary	$309,397	$	$
Accumulated deficit	$(82,261,430)	$	$
Total stockholders’ equity	$48,045,108	$	$
Total liabilities and stockholders’ equity	$68,397,464	$	$

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Executive compensation

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) and collectively with the CEO and the CFO, the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2022 and 2021, as required by Item 402(m)(2) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($) (1)	All other compensation ($) (2)	Total ($)
Stanton E. Ross	2021	$250,000	$250,000	$828,000	(1)(3)	$—	$30,805	$1,358,805
Chairman, CEO and President	2022	$300,000	$100,000	$374,500	(6)	$—	$32,034	$806,534

Thomas J. Heckman	2021	$230,000	$115,000	$414,000	(1)(4)	$—	$23,329	$782,329
CFO, Treasurer and Secretary	2022	$120,000	$—	$80,250	(7)	$—	$16,292	$216,542

Peng Han (9)	2021	$165,000	$—	$63,000	(1)(5)	$—	$5,428	$233,428
COO	2022	$250,000	$—	$107,000	(8)	$—	$10,576	$367,576

(1) Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted. Please refer to Note 14 to the consolidated financial statements that appear in our Annual Report on Form 10-K, filed with the SEC on April 15, 2022, for a further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

(2) Amounts included in all other compensation include the following items: the employer contribution to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) on behalf of the named executive. We are required to provide a 100% matching contribution for all who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for all employees’ elective deferral between 4% and 5%. The employee (i) is 100% vested at all times in the employee contributions and employer matching contributions; (ii) receives Company paid healthcare insurance; (iii) receives Company paid contributions to health savings accounts; and (iv) receives Company paid life, accident and disability insurance. See “All Other Compensation Table” below.

(3) Stock awards include the following restricted stock granted during 2021 to Mr. Ross: 300,000 shares at $2.76 per share that vest 50% on January 6, 2022 and 50% on January 6, 2023, subject to Mr. Ross remaining an employee of the Company at that point in time.

(4) Stock awards include the following restricted stock granted during 2021 to Mr. Heckman: 150,000 shares at $2.76 per share that vest 50% on January 6, 2022 and 50% on January 6, 2023, subject to Mr. Heckman remaining an employee of the Company at that point in time.

(5) Stock awards include the following restricted stock granted during 2021 to Mr. Han: 50,000 shares at $1.26 per share that vest ratably over the two-year period ending September 20, 2023.

(6) Stock awards include the following restricted stock granted during 2022 to Mr. Ross: 350,000 shares at $1.07 per share that vest 50% on January 7, 2023 and 50% on January 7, 2024, subject to Mr. Ross remaining an employee of the Company at that point in time.

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(7) Stock awards include the following restricted stock granted during 2022 to Mr. Heckman: 75,000 shares at $1.07 per share that on January 7, 2023, subject to Mr. Heckman remaining an employee of the Company at that point in time.

(8) Stock awards include the following restricted stock granted during 2022 to Mr. Han: 100,000 shares at $1.07 per share that vest 20% annually on the anniversary of January 7 from 2023 to 2027, subject to Mr. Han remaining an employee of the Company at that point in time.

(9) Mr. Han was appointed Chief Operating Officer on December 13, 2021, thus Mr. Han’s 2021 compensation was set by management prior to his appointment as a named executive officer of the Company.

All Other Compensation Table

Name and Principal Position	Year	401(k) Plan contribution by Company	Company paid healthcare insurance	Flexible & health savings account contributions by Company	Company paid life, accident & disability insurance	Other Contractual payments	Total ($)
Stanton E. Ross	2021	$8,606	$20,556	$1,100	$543	$-	$30,805
Chairman, CEO and President	2022	$10,039	$20,319	$1,100	$576	$-	$32,034

Thomas J. Heckman	2021	$9,138	$12,848	$800	$543	$-	$23,329
CFO, Treasurer and Secretary	2022	$4,800	$10,021	$895	$576	$-	$16,292

Peng Han (9)	2021	$4,885	$-	$-	$543	$-	$5,428
COO	2022	$10,000	$-	$-	$576	$-	$10,576

Compensation Policy. Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy its stockholders. We must, therefore, create incentives for these executives to achieve both our and individual performance objectives using performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of its compensation package consist of base salary, stock options or restricted stock awards and bonus.

Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase or decrease. The review is generally on an annual basis but may take place more often in the discretion of the Compensation Committee.

On January 7, 2021, the Compensation Committee restored the annual base salaries of Stanton E. Ross, President and Chief Executive Officer, Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, at $250,000 and $230,000, respectively for 2021.

The Compensation Committee plans to review the base salaries for possible adjustments on an annual basis. Base salary adjustments will be based on both individual and our performances and will include both objective and subjective criteria specific to each executive’s role and responsibility with us.

Stock Options and Restricted Stock Awards. The Compensation Committee determined stock option and restricted stock awards based on numerous factors, some of which include responsibilities incumbent with the role of each executive with us, tenure with us, as well as our performance. The vesting period of options and restricted stock is also tied, in some instances, to our performance directly related to certain executive’s responsibilities with us. The Compensation Committee determined that Messrs. Ross and Heckman were eligible for awards of stock options or restricted stock in 2021 based on their performance. Refer to the “Grants of Plan-Based Awards” table below for restricted stock awards made in 2021. The Committee also determined that Messrs. Ross, Heckman, and Han would be eligible in 2022 for awards of restricted stock or stock options.

35

Bonuses. The Compensation Committee determined to award bonuses to each of the executive officers in 2022 and 2021, as set forth in the foregoing table. Refer to the “Summary Compensation Table” above for the bonuses paid to Messrs. Ross and Heckman in 2021 and 2020. In fiscal 2021, Messrs. Ross and Heckman were eligible for bonuses of up to $250,000 and $230,000, respectively. Mr. Ross was awarded his full 2021 bonus of $250,000. The Compensation Committee reviews each executive officer’s performance on a quarterly basis and determines what, if any, portion of the bonus he has earned and will be paid as of such point.

Other. In July 2008, we amended and restated our 401(k) Plan. The amended 401(k) Plan requires us to provide a 100% matching contribution for employees who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for employees’ elective deferrals between 4% and 5%. We have made matching contributions for executives who elected to contribute to the 401(k) Plan during 2021. Each participant is 100% vested at all times in employee and employer matching contributions. As of December 31, 2021, a total of 246,479 shares of our Common Stock were held in the 401(k) Plan. Mr. Heckman, as trustee of the 401(k) Plan, holds the voting power as to the shares of our Common Stock held in the 401(k) Plan. We have no profit sharing plan in place for our employees. However, we may consider adding such a plan to provide yet another level of compensation to our compensation plan.

The following table presents information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2022:

Grant of Plant-Based Awards

Name	Grant date	Date approved by Compensation Committee	All other stock awards: Number of shares of stock or units: (#) (1) (2)(3)		Exercise or base price of option awards ($/Share)	Grant date fair value of stock awards ($) (4)
Stanton E. Ross
Chairman, CEO and President	January 7, 2022	January 7, 2022	350,000	(1)	$1.07	$374,500

Thomas J. Heckman
CFO, Treasurer and Secretary	January 7, 2022	January 7, 2022	75,000	(2)	$1.07	$80,250

Peng Han
COO	January 7, 2022	January 7, 2022	100,000	(3)	$1.07	$107,000

(1) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a two-year period (50% on January 7, 2023 and 50% on January 7, 2024) contingent upon whether the individual is still employed by us at that point.

(2) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a one-year period contingent upon whether the individual is still employed by us at that point.

(3) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a five-year period (20% on each anniversary of January 7 from 2023 to 2027) contingent upon whether the individual is still employed by us at that point.

(4) Stock awards noted represent the aggregate amount of grant date fair value as determined under ASC Topic 718. Please refer to Note 14 to the consolidated financial statements that appear in our Annual Report on Form 10-K, filed with the SEC on April 15, 2022, for a further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

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Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers. However, on December 23, 2008, we entered into retention agreements with the following executive officers: Stanton E. Ross and Thomas J. Heckman. In April 2018 we amended these agreements.

Retention Agreements - Potential Payments upon Termination or Change of Control

The following table sets forth for each named executive officer potential post-employment payments and payments on a change in control and assumes that the triggering event took place on January 1, 2023 and that the amendments to the retention agreements of each person were in effect.

Retention Agreement Compensation

Name	Change in control payment due based upon successful completion of transaction	Severance payment due based on termination after Change of Control occurs	Total
Stanton E. Ross	$125,000	$500,000	$625,000
Thomas J. Heckman	$115,000	$460,000	$575,000
Total	$240,000	$960,000	$1,200,000

The retention agreements guarantee the executive officers’ specific payments and benefits upon a Change in Control of the Company. The retention agreements also provide for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreements, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than 50% of the voting shares of the Company; (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (iii) a majority of the Board of Directors is replaced and/or dismissed by the stockholders of the Company without the recommendation of or nomination by the Company’s current Board of Directors; (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by stockholders without the approval of the Board of Directors; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than 50% of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

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“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a 30-day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three months of the his base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings. If any Change in Control occurs, and if, during the one-year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

a)	The Company shall pay the executive severance pay equal to 12 months of his base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

b)	The Company shall provide continuation of the executive’s health benefits at the Company’s expense for 18 months following the Termination Date; and

c)	The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause. Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’ policies, within ten days of submission of appropriate evidence thereof by the executive.

The following table presents information concerning the outstanding equity awards for the Named Executive Officers as of December 31, 2022:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (1)	Market value of shares or units of stock that have not vested (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested
Stanton E. Ross
Chairman, CEO and President		-	-	-	-	500,000	$115,000	-	$-

Thomas J. Heckman
CFO, Treasurer and Secretary	-	-	-	-	-	150,000	$34,500	-	$-

Peng Han (9)
COO	-	-	-	-	-	125,000	$28,750	-	$-

(1) These stock option and restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over the prescribed period contingent upon whether the individual is still employed by the Company at that point.

(2) Market value based upon the closing market price of $0.23 on December 31, 2022.

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The following table presents information concerning the stock options exercised and the vesting of restricted stock awards during 2021 for the Named Executive Officers for the year ended December 31, 2022:

	Option Exercises and Restricted Stock Vested
	Option Awards		Stock Awards
	Number of Shares acquired realized on exercise (#)	Value realized on exercise ($)	Number of Shares acquired on vesting (#)	Value on vesting ($)
Stanton E. Ross
Chairman, CEO and President	-	$-	150,000	$160,500	(1)

Thomas J. Heckman
CFO, Treasurer and Secretary	-	$-	75,000	$80,250	(1)

Peng Han
COO	6,625	$28,520	25,000	$15,000	(2)

(1)	Based on the closing market price of our Common Stock of $1.07 on January 7, 2022, the date of vesting for 150,000 shares of Common Stock for Mr. Ross, and 75,000 shares of Common Stock for Mr. Heckman.

(2)	Based on the closing market price of our Common Stock of $0.60 on September 20, 2022, the date of vesting for 25,000 shares of Common Stock for Mr. Han.

The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans (defined below under “Information Regarding Plans and Other Arrangements Not Subject to Security Holder Action”) is in the discretion of the administrator and therefore cannot be determined in advance. The Board of Directors’ policy in 2022 was to grant officers an award of 350,000 restricted shares of Common Stock to our CEO/President and 75,000 restricted shares of Common Stock to our CFO/Treasurer and each non-employee director an award of options to purchase 100,000 shares of Common Stock, all subject to vesting requirements.

The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the Plans during the year ended December 31, 2022 and (b) the average per share exercise price of such options.

Stock Options and Restricted Stock Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross, Chairman of the Board of Directors, CEO & President	350,000	-	$-
Leroy C. Richie, Director	-	-	$-
Daniel F. Hutchins, Director	-	-	$-
Michael J. Caulfield, Director	-	-	$-
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	75,000	-	$-
Peng Han	100,000	-	$-

All executive officers, as a group	525,000	-	$-
All directors who are not executive officers, as a group	-	-	$-
All employees who are not executive officers, as a group	110,000	-	$-

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Certain relations and related person transactions

We engaged in no reportable transactions with related persons since the year ended December 31, 2020 that involved an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than the following:

During February and April 2020, the Company borrowed a total of $319,000 from Mr. Ross, the Company’s Chairman, CEO & President under an unsecured promissory note bearing interest at 6% through its May 28, 2020 maturity date. The proceeds from the note were used for general corporate purposes. The principal balance and related accrued interest were paid in full during the nine months ended September 30, 2020. Total interest accrued and paid on this note was $5,236.

On October 1, 2020, the Company advanced $250,000 to American Rebel Holdings, Inc. (“AREB”) under a secured promissory note. The CEO, President and Chairman of AREB is the brother of the Company’s CEO, President and Chairman. Such note bears interest at 8% and is secured by all the tangible and intangible assets of the Company that are not currently secured by other indebtedness. The Company also received warrants to purchase 1,250,000 shares of AREB common stock at an exercise price of $0.10 per share with a five-year term. This note had an original maturity date of January 2, 2021; however, additional provisions within the note provided for an extension of the maturity date for fourteen months due to AREB’s failure to raise $300,000 in new debt or equity financing prior to the original maturity date. Upon this extension, the AREB was obligated to make equal monthly payments of principal and interest over the extended period of the note.

On October 21, 2020, the Company advanced $250,000 to AREB under a second secured promissory note. Such note bears interest at 8% and is secured by inventory manufactured and revenue/accounts receivable derived from a specific purchase order. The Company also received warrants to purchase 1,250,000 shares of AREB common stock at an exercise price of $0.10 per share with a five-year term. This note has a maturity date of April 21, 2021, subject to full repayment upon AREB closing on debt or equity financings of at least $600,000, and the receipt of revenue from the sale of inventory sold under the specific purchase order serving as collateral. On March 1, 2021, the Company advanced an additional $117,600 to AREB on terms similar to the previously issued notes.

On April 21, 2021, the parties agreed to the terms of a Debt Settlement Agreement and Mutual Release regarding the following: (a) the secured promissory note dated October 1, 2020; (b) the secured promissory note dated October 21, 2020; and (c) an advance made by the Company on March 1, 2021. The parties arranged for a lump sum payment aggregating $639,956 to liquidate all outstanding debt including accrued interest for the two delinquent notes and the advance which lump-sum payment was made on April 21, 2021. No gain or loss was determined on this transaction.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering          shares of our Common Stock and/or Pre-Funded Warrants to purchase shares of Common Stock. The shares of Common Stock and Pre-Funded Warrants will be issued separately. Our shares of Common Stock and/or Pre-Funded Warrants are being offered together with Warrants to purchase up to          shares of Common Stock. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants offered hereby.

Common Stock

The material terms of our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price equal to $       per share. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

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Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants, which generally provides for a number of shares of Common Stock equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Warrants are currently listed on The Nasdaq Capital Market under the symbol “DGLY.”

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.001 per share of Common Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

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Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with Beneficial Ownership Limitation of 4.99%, upon notice to use and effective 61 days after the date such notice is delivered to us may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of shares of Common Stock equal to (A)(1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on d ay that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in the this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole shares of Common Stock.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “DGLY.”

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our ordinary shares represented by shares of Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Pursuant to a warrant agency agreement to be entered into between us and Action Stock Transfer Corporation, as Warrant and Pre-Funded Warrant agent, the Warrants and Pre-Funded Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated       , 2023. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with purchasers in connection with this offering and may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the shares of Common Stock, Pre-Funded Warrants and Warrants being offered pursuant to this prospectus on or about         , 2023.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$	$	$
Placement Agent Fees	$	$	$
Proceeds, before fees and expenses, to us(1)	$	$	$

(1) Does not include proceeds from the exercise of the warrants in cash. if any.

We have agreed to pay to the placement agent a cash fee equal to       % of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total expenses payable by us for this offering to be approximately $      , which amount includes: (i) a placement agent’s fee of $       assuming the purchase of all of the securities we are offering; (ii) a non-accountable expense allowance payable to the placement agent of $       ; (iii) reimbursement of the accountable expenses of the placement agent of up to $       related to the legal fees of the placement agent being paid by us (none of which has been paid in advance); and (iv) other estimated expenses of approximately $       which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 4 l 5(a)(4) under the Securities Act and Rule I 06-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell or otherwise dispose of Digital Ally’s securities or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

●	enter into any swap or other arrangement that transfers to another. in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

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Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift. will or intestate succession.

We have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not, without the prior written consent of the placement agent: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the preliminary prospectus or the prospectus related to this offering or a registration statement on Form S-8 in connection with any employee benefit plan. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares of Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 180 days following the closing date of this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our shares of Common Stock are listed on The Nasdaq Capital Market under the trading symbol “DGLY.” We do not plan to list the Pre-Funded Warrants or Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”.

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PRINCIPAL STOCKHOLDERS

As of January 19, 2023, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records.

The following table sets forth the beneficial ownership of shares of our Common Stock as of January 19, 2023, and as adjusted to reflect the sale of the securities offered by us in this offering (assuming the exercise of all Pre-Funded Warrants and no exercise of Warrants), by (i) each current director and director nominee, (ii) each named executive officer and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 55,103,405 shares of our Common Stock outstanding as of January 19, 2023. Shares underlying stock options or warrants exercisable within 60 days of January 19, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Except as otherwise indicated, the address of each of the persons in this table is c/o Digital Ally, Inc., 14001 Marshall Drive, Lenexa, Kansas 66215.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner(1)	Shares	%	Shares	%
Stanton E. Ross(2)	2,321,290	4.2%	2,321,290%
Leroy C. Richie(3)	364,218	*	364,218	*
Daniel F. Hutchins(4)	357,700	*	357,700	*
Michael J. Caulfield(5)	327,855	*	327,855	*
Thomas J. Heckman(6)	1,533,745	2.8%	1,533,745%
Peng Han(7)	275,625	*	275,625	*
All directors and exec. officers as a group (6 persons)	5,180,433	9.4%	5,180,433%

*	Represents less than 1%.

(1)	Based on 55,103,405 shares of Common Stock issued and outstanding as of January 19, 2023 and, with respect only to the ownership by all executive officers and directors as a group.

(2)	Mr. Ross’s total shares of Common Stock include 525,000 restricted shares that are subject to forfeiture to us.

(3)	Mr. Richie’s total shares of Common Stock include 325,000 shares of Common Stock to be received upon the exercise of vested options.

(4)	Mr. Hutchins’ total shares of Common Stock include 325,000 shares of Common Stock to be received upon the exercise of vested options.

(5)	Mr. Caulfield’s total shares of Common Stock include 325,000 shares of Common Stock to be received upon the exercise of vested options.

(6)	Mr. Heckman’s total shares of Common Stock include (i) 75,000 restricted shares that are subject to forfeiture to us and (ii) 462,397 shares of Common Stock held in the Company’s 401(k) Plan (on December 31, 2022) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.

(7)	Mr. Han’s total shares of Common Stock include (i) 205,000 restricted shares that are subject to forfeiture to us and (ii) 6,625 shares of Common Stock to be received upon the exercise of vested options.

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DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the Nevada Revised Statutes (“NRS”) and our Charter and bylaws (“Bylaws”) as in effect at the time of any offering. Copies of our Charter and our Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

Our Authorized Capital Stock

Under our Charter, we are authorized to issue 210,000,000 shares of capital stock consisting of (a) 200,000,000 shares of our Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of January 19, 2023, there were 55,103,405 shares of our Common Stock issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights. Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividend Rights. Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant. Our Board may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights. Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Listing. Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Preferred Stock

Our Board is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of preferred stock, of one or more series of preferred stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Nevada (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

It is not possible to state the actual effect of any future series of preferred stock upon the rights of holders of the Common Stock because our Board has the power to determine the specific rights of the holders of any future series of preferred stock. Our Board’s authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders and may adversely affect the holders of the common stock.

Options and Warrants

As of January 19, 2023, there were outstanding Common Stock options entitling the holders to purchase 1,079,000 shares of Common Stock at a weighted average exercise price of $2.29 per share with a weighted average remaining contractual life of 6.8 years, and warrants entitling the holders to purchase up to 1,349,178 shares of Common Stock at a weighted average exercise price of $3.01 per share with a weighted average remaining contractual life of 0.3 years.

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Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our Charter and Bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our Common Stock, Pre-Funded Warrants and Warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our Common Stock and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our Common Stock, Pre-Funded Warrants and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	regulated investment companies;

●	real estate investment trusts;

●	pension plans, individual retirement accounts and other tax deferred accounts;

●	persons that mark their securities to market;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	“dual resident” corporations;

●	persons that receive our Common Stock or Warrants as compensation for the performance of services;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

●	persons that have a functional currency other than the U.S. dollar; and

●	certain U.S. expatriates.

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In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities for U.S. federal income tax purposes, or persons who hold our Common Stock, Pre-Funded Warrants or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock, Pre-Funded Warrants or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock, Pre-Funded Warrants or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of Common Stock, Pre-Funded Warrants or Warrants that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of shares of Common Stock, Pre-Funded Warrants or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” =There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our Common Stock or Warrants.

Allocation of Purchase Price Between Each Share of Common Stock, Pre-Funded Warrant and Warrant

For U.S. federal income tax purposes, a holder’s acquisition of the Warrants and Common Stock or Pre-funded Warrants, as applicable, is intended to be treated as the acquisition of an “investment unit” consisting of                  shares of Common Stock (or                  Pre-funded Warrants, as applicable) and a Warrant to acquire                  shares of our Common Stock, subject to adjustment. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the investment unit is purchased by the holder. This allocation of the purchase price for each investment unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common stock (or Pre-funded Warrant, as applicable) and the Warrant included in each investment unit. The separability of the share of Common Stock (or Pre-funded Warrant, as applicable) and the Warrant included in each investment unit should not in itself result in the recognition of income or gain for U.S. federal income tax purposes. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that this allocation is binding on you unless you explicitly disclose in a statement attached to your timely filed U.S. federal income tax return for the tax year that includes your acquisition date of the unit that your allocation of the purchase price is different than our allocation. This allocation is not binding, however, on the IRS or the courts. Each holder should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of acquiring an investment unit, and the allocation of the purchase price for an investment unit.

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Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below.

Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the Common Stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Warrant”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the Common Stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our Common Stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of our Warrants (whether Pre-Funded Warrants or Warrants), or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our Common Stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “—Distributions on our Common Stock”.

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Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants

Upon the sale, exchange, or other taxable disposition of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the Common Stock or Warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our Common Stock or Warrants, and to the proceeds of the sale, exchange or other disposition of our Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our Common Stock or if we are treated as making a constructive distribution to holders of our Warrants or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

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Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non U.S. holder within the United States (as discussed below). A non-U.S. holder of our Common Stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “—Tax Consequences to U.S. Holders—Constructive Distributions on our Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our Common Stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants) unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Tax Consequences to Non-U.S. Holders—Distributions on Our Common Stock” also may apply to such gain;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

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●	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our Common Stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our Common Stock (and constructive distributions on our Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Common Stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends(including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock and Warrants.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Warrants.

The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

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LEGAL MATTERS

Sullivan & Worcester LLP will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Ballard Spahr LLP is acting as counsel to the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, incorporated in this prospectus by reference from the Digital Ally, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

1.	Our Annual Report on Form 10-K, for the year ended December 31, 2021, as filed with the SEC on April 15, 2022 and its amendment 10-K/A, as filed with the SEC on April 29, 2022;

2.	Our Quarterly Reports on Form 10-Q, for the quarter ended March 31, 2022, as filed with the SEC on May 20, 2022, for the quarter ended June 30, 2022, as filed with the SEC on August 15, 2022 and for the quarter ended September 30, 2022, as filed with the SEC on November 14, 2022 and its amendment 10-Q/A, as filed with the SEC on December 9, 2022;

3.	Our Current Reports on Form 8-K, as filed with the SEC on January 6, 2022, January 18, 2022, February 1, 2022, April 18, 2022, May 23, 2022, July 7, 2022, August 3, 2022, August 15, 2022, August 23, 2022, October 19, 2022, November 14, 2022, December 8, 2022, January 4, 2023 and January 11, 2023; and

4.	The description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on December 28, 2007 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, and (ii) Exhibit 4.6—Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2022.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Digital Ally, Inc., 14001 Marshall Drive, Lenexa, Kansas 66215, Attention: Investor Relations, telephone: (913) 814-7774. You may also access these documents on our website at www.digitalallyinc.com.

Information on any Digital Ally, Inc. website, any subsection, page, or other subdivision of any Digital Ally, Inc. website, or any website linked to by content on any Digital Ally, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.digitalallyinc.com.

Information on any Digital Ally, Inc. website, any subsection, page, or other subdivision of any Digital Ally, Inc. website, or any website linked to by content on any Digital Ally, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

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DIGITAL ALLY, INC.

Up to             Shares of Common Stock

Up to             Pre-Funded Warrants

Up to             Warrants

Prospectus

Sole Placement Agent

A.G.P.

                     , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the placement agent fees and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Amount to be paid
SEC registration fee
FINRA filing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees	*
Miscellaneous fees and expenses	*
Total	*

*To be filed by amendment

Item 14. Indemnification of Directors and Officers.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the NRS, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our articles of incorporation, as amended, and bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

The Placement Agent Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the Placement Agent against certain liabilities under the Securities Act of 1934 and the Exchange Act of 1934.

Item 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

On April 17, 2020, the Company entered into a securities purchase agreement (the “April 2020 Purchase Agreement”) with two accredited investors (the “April 2020 Investors”) providing for the issuance of (i) the Company’s 8% Senior Secured Convertible Promissory Notes due April 16, 2021 (the “April 2020 Notes”) with an aggregate principal face amount of $1,666,666, which Notes are, subject to certain conditions, convertible into shares of common stock, par value $0.001 per share (“Common Stock”), at a price per share of $1.01 and (ii) five-year warrants (the “April 2020 Warrants”) to purchase an aggregate of up to 1,237,624 shares of Common Stock (the “April 2020 Warrant Shares”) at an exercise price of $1.31 per share, subject to customary adjustments, which April 2020 Warrants are immediately exercisable upon issuance and on a cashless basis if the April 2020 Warrant Shares have not been registered 180 days after the date of issuance. Pursuant to the April 2020 Purchase Agreement, an aggregate of $500,000 of principal amount of the April 2020 Notes and the underlying shares of Common Stock issuable upon conversion of such April 2020 Notes were registered in a registered direct offering. April 2020 Notes in an additional aggregate principal amount of $1,166,666 and the April 2020 Warrants were issued to the April 2020 Investors in a concurrent private placement.

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On July 1, 2020, the Company entered into a commission agreement with an individual who provides services for our Shield and ThermoVU product lines. Pursuant to such agreement, we issued a total of 10,000 shares of Common Stock valued at $30,700 based on the closing market price. The issuance was made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. The individual is an “accredited investor” under Rule 506 and was made without any form of general solicitation and with full access to any information requested by the individual regarding the Company or the securities issued to such individual.

On September 9, 2020, the Company’s board of directors approved the grant of options to purchase 255,000 shares of Common Stock at an exercise price of $2.09 per of which (i) options to purchase 30,000 shares of Common Stock were fully vested at the time of grant and (ii) options to purchase 225,000 shares of Common Stock are subject to vesting ratably on a quarterly basis through May 1, 2021. In addition, on September 9, 2020, the Company’s board of directors approved the grant of 183,341 restricted shares of Common Stock, which were fully vested at the time of grant. These grants were made to members of the Company’s board of directors and employees pursuant to the Digital Ally, Inc. 2020 Stock Option and Restricted Stock Plan and were made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such grant recipients were “accredited investors” under Rule 506 of the Securities Act and such grants were made without any form of general solicitation and with full access to any information requested by each recipient regarding the Company or such securities issued.

On January 14, 2021, the Company issued to two accredited investors (the “January 2021 Investors”) Common Stock purchase warrants (collectively, the “January 2021 Warrants”) to purchase up to an aggregate of 10,000,000 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), exercisable for at an initial exercise price of $3.25 per share, subject to certain adjustments as provided in the January 2021 Warrants (the “January 2021 Issuance”).

In addition, on January 27, 2021, the Company issued to the January 2021 Investors Common Stock purchase warrants dated February 1, 2021 (collectively, the “February 2021 Warrants”) to purchase up to an aggregate of 14,300,000 shares of Common Stock. Thereafter, and also as previously disclosed, on August 19, 2021, the Company entered into a Warrant Exchange Agreement with the January 2021 Investors cancelling February 2021 Warrants exercisable for an aggregate of 7,681,540 shares of Common Stock in consideration for the issuance by the Company to the January 2021 Investors of new Common Stock purchase warrants (collectively, the “August 2021 Exchange Warrants”) exercisable for an aggregate of up to 7,681,540 shares of Common Stock, an initial exercise price of $3.25 per share, subject to certain adjustments as provided in the August 2021 Exchange Warrants. The Company also issued to the January 2021 Investors Common Stock purchase warrants (collectively, the “August 2021 Replacement Warrants”) replacing the February 2021 Warrants for the remaining shares of Common Stock exercisable thereunder, representing an aggregate of 6,618,460 shares of Common Stock, exercisable for at an initial exercise price of $3.25 per share, subject to certain adjustments as provided in the August 2021 Replacement Warrants (the issuance of the August 2021 Exchange Warrants and the August 2021 Replacement Warrants, collectively, the “August 2021 Issuance”).

On September 2, 2021, the Company, and TicketSmarter, LLC (“TicketSmarter”) on behalf of itself and its wholly owned subsidiary Goody Tickets, LLC, and members of TicketSmarter (“Sellers”), entered into a Unit Purchase Agreement (the “UPA”), pursuant to which, the Company purchased all of the issued and outstanding membership interests of TicketSmarter, for aggregate consideration of approximately $14.1 million,(subject to adjustment) including cash of approximately $8.9 million and 719,738 shares of Company Common Stock with a value of approximately $990,360, which consideration was paid at closing. Such consideration includes up to approximately $4.2 million structured as contingent payment (the “Contingent Payment”) in additional cash and shares of Common Stock if TicketSmarter achieves certain EBITDA milestones prior to March 31, 2022, as set forth in the UPA.

The UPA contains customary representations and warranties and covenants. The closing of the UPA and the acquisition also occurred on September 2, 2021. Mr. Jeffrey Goodman and Mr. Michael Goodman, will be employed by Digital TicketSmarter as Chief Executive Officer and Chief Operations Officer, respectively, and they each executed certain restricted stock grant agreements with the Company (collectively, the “Restricted Stock Grant Agreements”), whereby the Company issued 100,000 restricted shares of Common Stock and 50,000 shares of Common Stock to Mr. Jeffrey Goodman and Mr. Michael Goodman, respectively, subject to the terms and provisions of the Company’s 2020 Stock Option and Restricted Stock Plan. The restricted shares of Common Stock were valued based on the closing price of the Common Stock on the Nasdaq Stock Market on the day of grant. The restricted shares of Common Stock will vest in equal installments over a five-year period beginning on the first anniversary date each recipient began employment.

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The issuance of the 719,738 restricted common shares and the total issuance of the 150,000 shares of restricted common stock to Jefferey Goodman and Michael Goodman were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) because Jefferey Goodman and Michael Goodman had a pre-existing relationship with the Company, there was no general solicitation made, and the investors represented their sophistication. Furthermore, the creditor made representations that the securities issued to extinguish the obligations were taken for investment purposes and not with a view to resale.

On August 23, 2022, the Company entered into an Exchange Agreement (collectively, the “New Warrant Exchange Agreements”) with each of the January 2021 Investors, pursuant to which the Company agreed to issue to the Investors an aggregate of 6,075,000 shares of Common Stock in exchange for the cancellation by the January 2021 Investors of the January 2021 Warrants, the August 2021 Exchange Warrants and the August 2021 Replacement Warrants. Each of the New Warrant Exchange Agreements provides that, for a period of 60 days, the Company will not issue shares of Common Stock or securities convertible into shares of Common Stock, or otherwise file any registration statement with respect to the issuance of such securities, subject in each case to certain exceptions described more fully in the New Warrant Exchange Agreements.

On October 13, 2022 the Company, entered into a Securities Purchase Agreement (the “October 2022 Purchase Agreement”) with certain institutional investors (the “October 2022 Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “October 2022 Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross aggregate proceeds of $15 million in the October 2022 Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of Common Stock, at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the October 2022 Investors, and customary conditions to closing. The October 2022 Offering closed on October 19, 2022.

In connection with the October 2022 Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and to reimburse the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

On January 10, 2023, the Company awarded an aggregate of 700,000 shares of restricted common stock to its employees which will vest pursuant to their respective vesting schedules provided that they remain employees on each such date.

Except as stated above, no underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act.

Exhibit No.	Description
1.1**	From of Placement Agent Agreement.
2.1	Agreement and Plan of Merger (13).
3.1(i)	Articles of Incorporation (13).
3.1(ii)	Articles of Merger (13).
3.1(iii)	Certificate of Amendment to Digital Ally, Inc.’s Articles of Incorporation (16).
3.1(iv)	Form of Certificate of Designation of Series A Convertible Redeemable Preferred Stock (14).
3.1(v)	Form of Certificate of Designation of Series B Convertible Redeemable Preferred Stock (14).
3.2(i)	Bylaws (13).
4.1**	Form of Warrant.
4.2**	Form of Pre-Funded Warrant.
4.3**	Form of Securities Purchase Agreement issued in connection with this Offering.
4.4**	Form of Lock-Up Agreement.
5.1**	Opinion of Sullivan & Worcester LLP.
10.1	Amended and Restated 2015 Stock Option and Restricted Stock Plan (1).
10.2	Form of Series A-1 Warrant (2).
10.3	Form of Common Stock Purchase Warrant (3).
10.4	Common Stock Purchase Warrant of Digital Ally, Inc (4).
10.5	Proceeds Investment Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP (4).
10.6	Letter Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP (4).
10.7	Digital Ally, Inc. 2018 Stock Option and Restricted Stock Plan (5).
10.8	Form of Common Stock Purchase Warrant (6).
10.9	Form of Securities Purchase Agreement, dated as of January 11, 2021, by and between the Company and the Investors (7).
10.10	Form of Placement Agency Agreement, dated January 27, 2021, by and between the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc (8).
10.11	Form of Securities Purchase Agreement, dated as of January 27, 2021, by and between the Company and the Investors (8).
10.12	Commercial Real Estate Sales Contract, dated February 24, 2021, between the Company and DDG Holding, LLC (9).
10.13	Form of Operating Agreement of Nobility Healthcare, LLC, dated June 1, 2021 (10).
10.14	Warrant Exchange Agreement, dated August 19, 2021, by and among the Company and the warrant holders who are signatories thereto (11).
10.15	Unit Purchase Agreement, dated September 2, 2021 (12).
10.16	Form of Exchange Agreement (13).
10.17	Form of Securities Purchase Agreement between Digital Ally, Inc. and the investors thereto (14).
10.18	Form of Registration Rights Agreement by and among Digital Ally, Inc. and the investors named therein (14).
10.19	2022 Digital Ally, Inc. Stock Option and Restricted Stock Plan (15).
10.20**	Form of Warrant Agency Agreement.
23.1*	Consent of RBSM LLP.
23.2**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to registration statement).
107.1*	Filing fee table

*	Filed herewith.
**	To be filed by amendment

(1)	Filed as an exhibit to the Company’s Form S-8 filed May 23, 2016.
(2)	Filed as an exhibit to the Company’s Form 8-K filed August 25, 2017.
(3)	Filed as an exhibit to the Company’s Form 8-K filed April 4, 2018.
(4)	Filed as an exhibit to the Company’s Form 8-K filed August 2, 2018.
(5)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed August 20, 2018.
(6)	Filed as an exhibit to the Company’s Form 8-K filed August 5, 2019.
(7)	Filed as an exhibit to the Company’s Form 8-K filed January 12, 2021.
(8)	Filed as an exhibit to the Company’s Form 8-K filed January 28, 2021.
(9)	Filed as an exhibit to the Company’s Form 8-K filed May 3, 2021.
(10)	Filed as an exhibit to the Company’s Form 8-K filed June 9, 2021.
(11)	Filed as an exhibit to the Company’s Form 8-K filed August 19, 2021.
(12)	Filed as an exhibit to the Company’s Form 8-K filed September 9, 2021.
(13)	Filed as an exhibit to the Company’s Form 8-K filed August 23, 2022.
(14)	Filed as an exhibit to the Company’s Form 8-K filed October 19, 2022.
(15)	Filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed October 28, 2022.
(16)	Filed as an exhibit to the Company’s Form 8-K filed 8-K filed December 8, 2022.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on January 24, 2023.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Digital Ally, Inc., a Nevada company, do hereby constitute and appoint Stanton E. Ross and Thomas J. Heckman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanton E. Ross	Director and Chief	January 24, 2023
Stanton E. Ross	Executive Officer (principal executive officer)

/s/ Thomas J. Heckman	Chief Financial Officer, Secretary	January 24, 2023
Thomas J. Heckman	and Treasurer (principal financial officer)

/s/ Leroy C. Richie	Director	January 24, 2023
Leroy C. Richie

/s/ Daniel F. Hutchins	Director	January 24, 2023
Daniel F. Hutchins

/s/ Michael J. Caulfiel	Director	January 24, 2023
Michael J. Caulfield

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